UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 26, 2010
ENCORE WIRE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-20278	75-2274963

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1329 Millwood Road
McKinney, Texas	75069

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 562-9473
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 26, 2010, Encore Wire Corporation, a Delaware corporation (the “Company”), entered into the Fifth Amendment (the “Amendment”) to Credit Agreement dated August 27, 2004 by and among the Company, as borrower, Bank of America, N.A., as agent and Bank of America, N.A. and Wells Fargo Bank, National Association, as lenders (as previously amended, the “Credit Agreement”). The Amendment reduces the fixed charge ratio that the Company must maintain and amended certain related definitions. Prior to the Amendment, the Credit Agreement required that the Company maintain a fixed charge ratio of not less than 2.00 to 1.00. The Amendment requires that the Company maintain a fixed charge ratio of not less than the ratio set forth opposite the applicable period below.

Period	Fixed Charge Ratio
From and including January 1, 2010 through and including March 31, 2010	1.35 to 1.00

From and including April 1, 2010 through and including June 30, 2010	1.40 to 1.00

From and including July 1, 2010 through and including September 30, 2010	1.50 to 1.00

Thereafter	2.00 to 1.00
The foregoing description of the Amendment is a general description only and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Amendment has been attached as an exhibit to this report in order to provide investors and stockholders with information regarding its terms and conditions. It is not intended to provide any other financial information about the Company. The representations and warranties contained in the Amendment were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Fifth Amendment dated March 26, 2010 to Credit Agreement dated August 27, 2004 by and among Encore Wire Corporation, as borrower, Bank of America, N.A., as agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as lenders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE WIRE CORPORATION
Date: April 1, 2010	By:	/s/ FRANK J. BILBAN
Frank J. Bilban, Vice President – Finance,
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Item	Exhibit

10.1	Fifth Amendment dated March 26, 2010 to Credit Agreement dated August 27, 2004 by and among Encore Wire Corporation, as borrower, Bank of America, N.A., as agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as lenders.